UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51532	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 668-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, ANADIGICS, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Ron Michels, Chairman and Chief Executive Officer, which is intended to replace the employment agreement between Mr. Michels and the Company, dated as of March 28, 2011, as amended.

Pursuant to the Employment Agreement, the term shall commence on October 1, 2013 and shall terminate on December 31, 2015 (the “Stated Termination Date”), unless terminated pursuant to paragraph 3 of the Employment Agreement, which provides that either Mr. Michels or the Company, on or subsequent to September 30, 2014 with a 90-day advance written notice, may terminate the Employment Agreement on the 91st day, with Mr. Michels agreeing to serve as Chairman of the Board for 12 months beginning on such date (the “Early Termination Date”), if the Board of Directors so requests.

Under the terms of the Employment Agreement, if the Company terminates Mr. Michels without “Cause” or in the event of  a “Change in Control” which results in either the involuntary termination without “Cause” of his employment with the Company or Mr. Michels’ voluntary resignation from the Company due to a reduction in responsibilities and duties associated with his position, or reduction in compensation (base salary, plus bonus at target without the prior express written consent of Mr. Michels), he shall be entitled to (A) an amount equal to 200% of the sum of (i) the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment plus (ii) his bonus at target of 110% of the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment, (B) payment of the semi-annual bonus (at 100% of target prorated for the number of months worked in that period), (C) medical and dental insurance benefits for a maximum of twelve months, (D) executive outplacement services for up to six months, and (E) immediate vesting of (i) all stock options and (ii) all shares of restricted stock and restricted stock units granted prior to termination of employment to the extent earned if performance based.

 If Mr. Michels’ employment terminates on the Stated Termination Date or the Early Termination Date, he is entitled to (x) the vesting of his stock options, restricted stock and restricted stock units that would have vested within twelve months of the expiration date of the agreement and (y) an amount equal to the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment and (z) payment of any short-term incentive bonus for the year ending on the State Termination Date or the Early Termination Date, which  has been awarded and earned in accordance with the Company’s normal course, but not yet paid.

This summary does not purport to be complete and is qualified by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement between Ron Michels and ANADIGICS, Inc. dated September 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, Inc.

Date: September 30, 2013	By:	/s/ Rachel E. Braverman
	Name:	Rachel E. Braverman
	Title:	General Counsel, VP Human Resources